Exhibit D










                           DATED: 21st MARCH 2000














                          INTERNET INVESTMENTS INC

                           EMPLOYEE SHARES TRUST

                                 TRUST DEED


















                        BAXENDALE WALKER, SOLICITORS
                          Grosvenor Gardens House
                             Grosvenor Gardens
                              London SW1W 0BS
                             Tel: 0171 233 8633
                             Fax: 0171 233 8644
                               Ref: RTNewfmA

                           EMPLOYEE SHARES TRUST

                                 TRUST DEED

Contents

PARTIES

RECITALS

OPERATIVE PROVISIONS:

1.       Interpretation

2.       Declaration of Trust

3.       Exercise of Trustees' Powers

4.       Duty to Exhaust Capital and Income

5.       Further Trustee Powers

6.       Limitation on Trustee Liabilities and Founder's Covenant

7.       Appointment, Removal and Resignation of Trustees

8.       Governing Law and Power to Change Governing Law

9.       Power of Amendment

10.      Irrevocable Limitations of Trustees' Powers

11.      Overriding Limitation

Schedules

1.       Additional Powers of Trustees

2.       Excluded Persons

THIS DEED IS made the 21st day of March 2000.

PARTIES:

(1) INTERNET INVESTMENTS INC a company incorporated in the Commonwealth of the Bahamas under The International Business Companies Act 1989 (No.2 of 1990) under number 77,140B on 8 June 1998 (hereinafter called "the Founder"); and

(2) ATLAS TRUST COMPANY (JERSEY) LIMITED of P O Box 246, Suite 1, 17 Queen Steet, St. Helier, Jersey JE4 5PP, Channel Islands ("the Original Trustees").

RECITALS:

1. The Founder has provided the sum of One Thousand Pounds to the Trustees.

2. The Founder intends such property so wholly and exclusively provided to be held by the Trustees for the benefit of the employees of the Founder and its subsidiaries and other persons in accordance with the Operative Provisions hereinafter appearing.

OPERATIVE PROVISIONS:

1.        Interpretation

1.1 In this Deed unless the context otherwise requires the following expressions have the following meanings respectively;

1.1.1 "the Trustees" means the Original Trustees or other trustees or trustee for the time being hereof;

1.1.2 "the Trust Fund" means the said sum of One Thousand pounds all property at any time added thereto by way of further settlement accumulation of income capital accretion or otherwise and all property from time to time representing the premises respectively;

1.1.3 "the Trust Period" means the period of eighty years beginning with the date hereof (which number of years shall be the perpetuity period applicable hereto);

1.1.4 "the Beneficiaries" means the present, past and future employees from time to time of the Founder and its subsidiaries and the wives husbands widows widowers children step-children and remoter issue of such employees and the spouses and former spouses (whether or not remarried) of such children and remoter issue and "Beneficiary" has a corresponding meaning PROVIDED THAT no Excluded Person shall be a Beneficiary;

1.1.4.1 "Excluded Person" means any of the persons named in Schedule 2 to this Deed;

1.1.5     "Prohibited Benefits" means:

1.1.5.1 relevant benefits within the meaning of Section 612(1) of the Income and Corporation Taxes Act 1988 that is to say any pension, lump sum, gratuity or other like benefit given or to be given on retirement or on death, or in anticipation of retirement, or in connection with past service, after retirement or death, or to be given on or in anticipation of or in connection with any change in the nature of the service of the employee in question except that it does not mean or include any benefit which is to be afforded solely by reason of the disablement by accident of a person occurring during his service or the death by accident of a person occurring during his service for no other reason; and also means

1.1.5.2 any sum or benefit or property provided to or for, or at any time capable of being provided to or for any Excluded Person; and also means

1.1.5.3 any "pension" for the purposes of the Companies Act 1985; and also means

1.1.5.4 any benefit in respect of qualifying service for the purposes of the Pension Schemes Act 1993.

1.1.6 "subsidiary" in relation to the Founder, has the meaning prescribed by section 736 Companies Act 1985;

1.1.7 "the Protector" means jointly Melvyn Morris of Redmire Gap, Intakes Lane, Turnditch, Derbyshire DE56 2LU and Howard William Thacker of Mill Cottage, Trent Trout Farm, Mereaston, Derby, DE6 3BL or such persons as they may jointly in writing appoint;

1.1.8 "the Firm" means the firm of Baxendale Walker, Solicitors whose principal office is at Grosvenor Gardens House, Grosvenor Gardens, London SW1W 0BS;

1.1.9 "Service Fee" means any fee which is properly payable out of the Trust Funds in respect of professional, investment or other services provided to the Trustee in respect of the Trusts of this Deed.

1.2 In this Deed, the word "power" shall be deemed to mean a fiduciary power, irrespective of whether the holder of such power holds the office of Trustee or the office of Protector or no office in relation to the Trusts hereof, save where expressly provided otherwise.

2.        Declaration of Trust
          --------------------

2.1 Subject as aforesaid and subject to Clauses 10 and 11 hereof the Trustees shall during the Trust Period hold the Trust Fund UPON TRUST to apply the income and capital thereof to or for the benefit of all or any one or more exclusively of the others or other of the Beneficiaries in such shares and in such manner generally as the Trustees shall in their absolute discretion think fit PROVIDED THAT the Trustees may if in their absolute discretion think fit accumulate the whole or any part of the income of the Trust Fund by investing the same and the resulting income thereof in any investments hereby authorised and adding the accumulations to the capital of the Trust Fund and FURTHER PROVIDED THAT no property settled by the Founder nor any other person whomsoever upon the Trusts declared herein nor appointed nor advanced by the Trustees hereof upon any other Trusts or settlement shall be used in any way so as to provide any property or benefit to any Excluded Person.

3.        Exercise of Trustees' Powers
          ----------------------------

3.1 The Trustees may exercise any power or discretion hereby conferred on them in favour of any person (save an Excluded Person) notwithstanding that he is one of the Trustees so long as at least one of the Trustees is neither a Beneficiary nor a corporate trustee whose directors include a Beneficiary.

3.2 The Trustees may exercise any such power or discretion in favour of any person (save an Excluded Person) notwithstanding that he is a director of a corporate trustee hereof so long as either he has not voted on any resolution of the directors of such corporate trustee relating to such exercise or at least one of the Trustees is neither a Beneficiary nor a corporate trustee whose directors include a Beneficiary.

3.3 The Trustees may charge for work undertaken by the Trustees in that office under the trusts of this Deed and such charges shall be borne by the Trust Fund.

3.4 The Firm shall have the exclusive power (which shall be a fiduciary power) to authorise, instruct and oblige the Trustees from time to time to discharge any invoice in respect of any Service Fee and such power shall be exercisable by notice in writing by fax or post from a Partner or Principal in the Firm to the Trustees and the opinion of such Partner or Principal as to whether a fee constitutes a Service Fee shall be conclusive.

4.        Duty to Exhaust Capital and Income
          ----------------------------------

4.1 Subject as aforesaid the Trustees shall prior to the expiry of the Trust period apply such of the capital and income of the Trust Fund as has not hitherto been appointed or advanced to or for the benefit of the Beneficiaries in making such appointments thereof to such one or more of the Beneficiaries as the Trustees shall in their absolute discretion select so that the entire income and capital of the Trust Fund shall upon the expiry of the Trust period have been so appointed or advanced.

4.2 Subject to the above provisions, the Founder hereby undertakes that any part of the Trust Fund which may arise to the Founder or any other donor by way of resulting trust or otherwise (save under Clause 10 hereof) shall immediately be settled on like trusts to those established by the trusts elsewhere declared in this Deed, so far as such settlement shall be lawful at the time that it is sought to declare and effect it.

5.        Further Trustee Powers
          ----------------------

5.1 THE Trustees shall, (in addition to all other powers vested in them hereby or by law) and subject to Clauses 10 and 11 below, have the powers set out in Schedule 1 to this Deed and the ancillary provisions also set out in that Schedule shall apply to this Deed.

6.        Limitation on Trustee Liabilities and Founder's Covenant
          --------------------------------------------------------

6.1 No trustee hereof shall be liable for any loss or damage which may happen to the Trust Fund or the income thereof arising from any improper investment or purchase made by him in good faith or for the negligence or fraud of any agent employed by him or by any other trustee hereof although his employment was not strictly necessary or expedient or by reason of any mistake or omission made in good faith by any trustee hereof.

6.2 The Founder HEREBY COVENANTS that it will at all times keep the Trustees and each of them saved harmless and indemnified against any costs expenses or liabilities whatsoever to which they shall as Trustees hereof be or become liable by virtue of any act omission event or thing whatsoever unless such costs expenses or liabilities shall be attributable to fraud willful misconduct or negligence on the part of the trustee whom or which it is sought to make liable save in each such case to the extent that any such liability is capable of being discharged at the expense of the Trust Fund.

7.        Appointment, Removal and Resignation of Trustees
          ------------------------------------------------

7.1 The statutory power of appointing new and additional trustees hereof as varied by Schedule 1 to this Deed shall be vested in the Protector.

7.2 In addition to the said statutory power as varied the Protector shall have power at any time by deed to appoint any person to be an additional trustee hereof notwithstanding that the effect of any such appointment is to increase the number of trustees hereof beyond four.

7.3 Any Trustee for the time being hereof shall be entitled to resign from the trusts herein forthwith upon written notice of such resignation being delivered to the Protector.

7.4 The Protector shall have power to remove any Trustee from the trusts hereof by Deed and the grounds for exercise of such power shall not be limited to the grounds set forth in the Trustee Act 1925.

8.        Governing Law and Power to Change Governing Law
          -----------------------------------------------

8.1 Subject to Clause 8.2 below, this Deed shall be governed by and construed in accordance with the law of England.

8.2 Notwithstanding anything hereinbefore contained (but subject always to Clause 10 and 11 hereof) the Trustees from time to time may at any time during the Trust Period declare by deed that the trusts powers and provisions hereof shall from the date of such declaration take effect in accordance with the law of such other territory as shall be therein specified and as from the date of such declaration the law of such other territory shall be the law applicable hereto and the Courts in such other territory shall be the forum for the administration hereof but subject to the powers conferred by this clause and until any further declaration is made hereunder PROVIDED THAT the foregoing power shall not be exercisable in any manner which might directly or indirectly cause this Deed under the law applicable thereto to become illegal void or voidable.

9.        Power of Amendment
          ------------------

9.1 Subject to Clauses 9.2, 10 and 11 hereof, the Protector shall with the consent in writing of the Trustees have the power at any time by deed to alter or add to all or any of the provisions of this Deed in any respect.

9.2 The power granted by Clauses 9.1 above shall not be exercisable nor exercised;

9.2.1 to alter any of the provisions of Clause 10.1 below, save so far as may be necessary to express any relevant amendment to English law concerning the liability for and collection of income tax and/or national insurance contributions; nor

9.2.2     to alter any of the provisions of Clause 10.2 below; nor

9.2.3 to alter any the definition of "Excluded Persons" or to alter any of the provisions of Schedule 2 below; nor

9.2.4     to alter or remove the overriding limitation provisions of Clause
          11 below.

10.       Irrevocable Limitations of Trustees' Powers
          -------------------------------------------

10.1 Notwithstanding anything to the contrary express or implied in this Deed, no power or discretion hereby or by law conferred on the Trustees shall be exercisable nor exercised by the Trustees in such manner as to cause any part of the Trust Fund or the income thereof to be used to provide a Prohibited Benefit or to become payable to or applicable for the benefit of the Founder or its subsidiaries PROVIDED THAT where the Trustees make any payment to or provide any benefit for a Beneficiary in circumstances where the Founder or its subsidiaries is liable to account to the Revenue Authorities of the United Kingdom for income tax and/or national insurance contributions in respect of such payment or benefit then the Trustees shall pay to the Founder or its subsidiaries such sum as shall be required to fully discharge that liability.

10.2 Notwithstanding anything to the contrary express or implied in this Deed, no dispositive duty or power and no administrative duty or power conferred on the Trustees by law or under the Trusts hereof or any amendment to the Trusts hereof shall be exercisable nor exercised by the Trustees so as to cause or allow Trust Funds to be applied (whether by advancement, or appointment upon new Trusts or appointment upon existing Trusts or otherwise) to or for the benefit of any Excluded Person.

11.       Overriding Limitation
          ---------------------

11. Notwithstanding any express or implied provision to the contrary, nothing in this Deed shall have effect:

11.1 so as to prevent any property settled upon the trusts of this Deed (whether settled before, on or after the date of this Deed) from the constituting settled property to which the provisions of subsections (1) and (3) of section 86 Inheritance Tax Act 1984 have application; nor

11.2 so as to prevent any transfer of shares in the Founder to the trusts of this Deed from constituting an exempt transfer under section 28 Inheritance Tax Act 1984.



EXECUTED AND DELIVERED as a Deed on the date first above written.



SIGNED (or and on behalf of)
INTERNET INVESTMENTS       )                     ---------------------------
INC                        )                     Director

                                                 /s/ Melvyn Morris
                                                 ---------------------------
                                                 Director/Secretary


                                                 /s/ Howard Thacker
                                                 ---------------------------
                                                 Director/Secretary


                                                 /s/ Ian Richard Swindale
THE COMMON SEAL of         )                     ---------------------------
ATLAS TRUST COMPANY        )                     Director
(JERSEY) LIMITED was hereto)
affixed in the presence of )

                                                 /s/ Ian Robert Dove
                                                 ---------------------------
                                                 Director

                                 SCHEDULE I

                       Additional Powers of Trustees
                       -----------------------------

1. In addition to all powers of management and administration conferred on them by law the Trustees shall have the following powers, that is to say:

1.1 power to retain all or any part of the Fund (including uninvested money) in its existing state of investment for any period and to vary and transpose investments within the range authorized below in either case without being under any obligation to diversify the investment thereof;

1.2 power to apply trust monies in the acquisition by purchase or otherwise of or of options over such shares stocks funds securities or other investments or property (movable or immovable) in any part of the world whether or not income producing or involving liability or by lending the same whether or not at interest and with or without security as the Trustees shall in their absolute discretion think fit TO THE INTENT that the Trustees shall have all the powers of investment and applying trust monies available to an absolute beneficial owner and without limiting or being limited by the foregoing power, the Trustees shall have;

1.2.1 the power to invest any or all of the Trust Fund in shares stock or securities of the Founder and its subsidiaries by way of subscription or purchase;

1.2.2 the power to effect or join in effecting or otherwise acquire and to maintain any policy or policies of insurance on the life of any person or persons at the expense of capital;

1.2.3 in relation to any policy of insurance or subject to the trusts hereof all the powers of sale surrender exchange conversion into a fully paid policy and exercise or options available to an absolute beneficial owner;

1.2.4 in relation to any property (movable or immovable) which (or the future proceeds of sale of which) is subject to the trusts hereof all the powers of leasing and alienation generally and of management exploitation insurance protection maintenance repair cultivation and improvements available to an absolute beneficial owner;

1.2.5 power to carry on whether alone or in a partnership or any other form of joint venture with others any trade or business and to assist or finance to any extent the carrying on of any trade or business by others;

1.2.6 power to employ servants and independent contractors and to purchase plant and equipment in connection with any trade or business or the management of any property;

1.2.7 power to promote and participate whether alone or with others in the formation and financing of any company or corporation for the purpose of acquiring or exploiting any property or carry on any business;

1.2.8 power to promote or join in promoting or otherwise concur or participate in any such scheme or arrangement as mentioned in
          Section 10(3) of the Trustee Act 1925 and (either for the purpose of any such scheme or arrangement or otherwise) to enter into any agreement or grant any option for the disposition of any shares or other securities of any company or corporation subject to the trusts hereof;

1.2.9 power to obtain or join in obtaining nay stock exchange quotation for or permission to deal in any securities and to sell or join with others in selling or disposing of securities with a view to crating a market in such securities whether or not such a sale or disposition would otherwise be desirable or prudent;

1.2.10 power to borrow money for any purpose (including investment and payment of any tax or duty for which the Trustees are liable) and to mortgage or charge any property which (or the future proceeds of sale of which) is subject to the trusts hereof to secure repayment of any such borrowing;

1.2.11 power to employ and remunerate a nominee or nominees in any part of the world to hold any property subject to the trusts hereof;

1.2.12 power to employ and remunerate an agent (whether a solicitor banker broker or other person) to transact any business or do any act required to be done in the execution of the trusts hereof (including the receipt and payment of money and the management of property) without being responsible for the default of any such agent;

1.2.13 without limiting or being limited by the foregoing power to employ remunerate and remove investment managers on such terms as the Trustees think fit and to delegate to them all or any of the Trustees' discretions in connection with the investment of the Fund;

1.2.14 power (without prejudice to or being limited by any of the other provisions of this Clause) to effect any such transaction as could be authorised under Section 57 of the Trustee Act 1925 without the necessity of obtaining an order of the court;

1.2.15 power to pay any tax or duty for which they may be liable to in respect of the capital or income of the Fund in any part of the world notwithstanding that such tax or duty may not be enforceable against them (by action or otherwise) in the place where the trusts of this Declaration of Trust are for the time being administered;

1.2.16 power to mortgage or charge any property which (or the future proceeds of sale of which ) is subject to the trusts hereof to secure repayment of any borrowing by any person notwithstanding that it would not otherwise be proper for the Trustees to do so;

1.2.17 power to lend any part of the Trust Fund to any person and to provide guarantees to any person (including the Founder or its subsidiaries) whether or not taking security for the same and on such terms as the Trustees may think fit.

1.2.18 power in the wider form to appoint any part or all of the Trust Fund on the trusts of any other existing settlement and to declare trusts of a new settlement whomsoever the trustees thereof may be PROVIDED THAT the trusts thereof shall not permit the payment of any Prohibited Benefit nor any other sum or benefit the provision of which is prohibited by Clauses 10 and 11 hereof.

2. The following provisions shall apply with regard to the powers and discretions hereby or by law conferred upon the Trustees:

2.1 every such power or discretion shall be exercisable only during the Trust Period or such longer period (if any) as the law may allow in the case of any particular power or discretion;

2.2 every such power or discretion shall be exercisable from time to time during the Trust Period or such longer period as aforesaid and at the absolute discretion of the Trustees;

2.3 the Trustees shall have power by deed to release or restrict the future exercise of any such power or discretion either wholly or so to bind their successors or to any lesser extent as they think fit.

3.        Notwithstanding any rule of equity to the contrary:

3.1 none of the Trustees shall be accountable for any remuneration or other benefit gained as an officer employee agent or adviser of any company body or firm in any way connected with the Fund;

3.2 the Trustees may enter into any transaction (including a sale purchase lease or loan) notwithstanding that one or more of their number may have some other interest therein whether in a personal or fiduciary capacity PROVIDED that:

3.2.1 a person whom the Trustees reasonably believe to be a duly qualified independent valuer or other adviser has advised that the transaction is a fair and reasonable one for the Trustees to enter into; and

3.2.2 a purchaser shall not be concerned to see that the foregoing provisions of this provisio have been complied with.

3.3 Any of the Trustees who is engaged in any profession or business may charge and be paid all professional and other proper charges for work done services rendered advice given or time spent or his firm in connection with the trusts of this Deed whether or not within the scope of his profession or business and though not of a nature requiring the employment of a professional or business person.

4. The statutory power of appointment of new and additional trustees shall apply hereto subject to the following provisions:

4.1 a person in any part of the world may be appointed as trustee hereof notwithstanding the lack of any connection with England and Wales;

4.2 a Trustee shall be discharged from the trusts of this Deed on the appointment of a new Trustee or the retirement of a Trustee without the appointment of a new Trustee notwithstanding that there will be neither a trust corporation nor two individuals to act as Trustees to perform the trusts;

4.3 a corporation may be appointed as Trustee hereof on such terms as to remuneration and otherwise as the person or persons making the appointment may approve or prescribe;

4.4 a new Trustee may be appointed for any reason and the grounds for appointment shall not be limited to those set forth in the Trustee Act 1925.

                                 SCHEDULE 2
                                 ----------

                              Excluded Persons
                              ----------------

1. Subject to paragraphs 2 and 3 below, for the purposes of this Deed and Schedule, an Excluded Person is any person falling within any one or more of the following categories of description, where the words "Participator" and connected with" shall have the meanings ascribed to them by the Income and Corporation Taxes Act 1988:

1.1       the Founder and its subsidiaries;

1.2       any person connected with the Founder or its subsidiaries;

1.3       any Participator in the Founder or its subsidiaries;

1.4       any person connected with any such Participator.

2. Subject to paragraph 3 below, any person who is or becomes an Excluded Person shall cease to be an Excluded Person if such person for any reason ceases to fall within the categories of description specified in paragraph 1 above and from the date of such cessation.

3. For the avoidance of doubt, the term "Excluded Person" shall be deemed to include any person referred to in sub-Section (4) of
          Section 28 of the Inheritance Tax Act 1984.